As filed with the Securities and Exchange Commission on February 4, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SANMINA-SCI CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	77-0228183
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

2009 INCENTIVE PLAN

(Full title of the plan)

Jure Sola

Chief Executive Officer

SANMINA-SCI CORPORATION

2700 North First Street

San Jose, California 95134

(408) 964-3500

(Name , address, and telephone number, including are code, of agent for service)

Copy to:

Jon Layman, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA  94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	45,000,000 shares	$0.34	$15,300,000	$601.29

(1)   Shares of Common Stock of the Registrant reserved for issuance under the Registrant’s 2009 Incentive Plan.

(2)   Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on February 2, 2009.

SANMINA-SCI CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.       Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.       Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission by Sanmina-SCI Corporation (the “Registrant”) are hereby incorporated by reference in this Registration Statement:

(a)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 filed with the Commission on November 24, 2008 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)   The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2008 filed with the Commission on February 2, 2009 pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c)   The Registrant’s Current Report on Form 8-K filed with the Commission on October 1, 2008.

(d)   The Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2008.

(e)   The Registrant’s Current Report on Form 8-K filed with the Commission on November 4, 2008.

(f)    The Registrant’s Current Report on Form 8-K filed with the Commission on November 24, 2008.

(g)   The Registrant’s Current Report on Form 8-K filed with the Commission on December 5, 2008.

(h)   The Registrant’s Current Report on Form 8-K filed with the Commission on January 21, 2009.

(i)    The Registrant’s Current Report on Form 8-K filed with the Commission on January 30, 2009.

(j)    The Registrant’s Current Report on Form 8-K filed with the Commission on February 3, 2009.

(k)   The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 19, 1993 registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

(l)    The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on May 25, 2001 registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Mario M. Rosati, a member of the law firm Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”) and a director of the Registrant, beneficially owned as of December 31, 2008, an aggregate of 63,607 shares of the Registrant’s Common Stock. Mr. Rosati also holds options to purchase and rights to acquire 150,833 shares of the Registrant’s Common Stock. WSGR is giving an opinion upon the validity of the shares being registered.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations. As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s certificate of incorporation, as amended, provides that the personal liability of directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances shall be eliminated to the fullest extent permitted by Delaware law.

The Registrant’s bylaws also require the Registrant to indemnify directors and officers to the fullest extent permitted by Delaware law.  The Registrant has entered into indemnification agreements with some of its officers and directors providing such indemnification. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities for which indemnification would be prohibited under Delaware law) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant has also obtained directors’ and officers’ liability insurance that pays the legal expenses and judgments for certain suits brought against directors and officers in their capacity as such.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.37(1)	2009 Incentive Plan.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-6).

(1)                                  Incorporated by reference to Exhibit 10.37 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 30, 2009.

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 4th day of February, 2009.

SANMINA-SCI CORPORATION

By:	/s/ Michael R. Tyler
Michael R. Tyler
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Jure Sola and David L. White, and each one of them individually, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jure Sola	Chief Executive Officer and Director	February 4, 2009
Jure Sola	(Principal Executive Officer)

/s/ David L. White	Chief Financial Officer (Principal Financial	February 4, 2009
David L. White	Officer)

/s/ Todd Schull	Senior Vice-President and Corporate	February 4, 2009
Todd Schull	Controller (Principal Accounting Officer)

/s/ Neil R. Bonke	Director	February 4, 2009
Neil R. Bonke

/s/ Alain Couder	Director	February 4, 2009
Alain Couder

/s/ John P. Goldsberry	Director	February 4, 2009
John P. Goldsberry

Signature	Title	Date

/s/ Joseph G. Licata, Jr.	Director	February 4, 2009
Joseph G. Licata, Jr.

/s/ Mario M. Rosati	Director	February 4, 2009
Mario M. Rosati

/s/ A. Eugene Sapp, Jr.	Director	February 4, 2009
A. Eugene Sapp, Jr.

/s/ Wayne Shortridge	Director	February 4, 2009
Wayne Shortridge

/s/ Jackie M. Ward	Director	February 4, 2009
Jackie M. Ward

INDEX TO EXHIBITS

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.37(1)	2009 Incentive Plan.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-6).

(1)                                  Incorporated by reference to Exhibit 10.37 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 30, 2009.